LOAN AGREEMENT

THIS AGREEMENT made effective as of the 29th day of October, 2003.

BETWEEN:

PAN-GLOBAL VENTURES LTD., a company incorporated under the laws of the Province of British Columbia (hereinafter referred to as the "Borrower")

- and -

JED OIL INC., a body corporate incorporated under the laws of the Province of Alberta (hereinafter referred to as the "Lender")

WHEREAS:

The Borrower has requested that the Lender lend to the Borrower the amount of Six Million Dollars ($6,000,000.00) to be used exclusively in connection with the Onion Lake Drilling Program.

The Lender has agreed to lend to the Borrower the amount of Six Million Dollars ($6,000,000.00) subject to and upon the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), it is agreed as follows:

ARTICLE 1

INTERPRETATION

1.1 In this Agreement, unless specifically defined otherwise or unless the context otherwise requires, the terms set forth below shall have the following meanings:

"Advance" means the advance of the Loan, in full.

"Agreement " means this agreement and includes all schedules attached hereto, all of which are incorporated herein by reference and form part hereof and all certificates, documents, instruments and agreements provided to the Lender by or on behalf of the Borrower pursuant to the terms and conditions hereof and all amendments, modifications and supplements hereto and the terms "herein", "hereof", "hereunder", "pursuant hereto" and like terms refer to this Agreement;

"Business Day" means any day of the week other than a Saturday, Sunday or a statutory or civil holiday generally observed in the City of Calgary;

"Debenture" means the floating charge debenture entered into by the Borrower in the form attached hereto as Schedule "A", securing all Indebtedness and obligations of the Borrower to the Lender from time to time pursuant to this Agreement or otherwise;

"Event of Default" means the occurrence of any one or more of the events described in Section 5.2 hereof;

"Indebtedness" means, at any time, all of the outstanding indebtedness, whether for principal, interest or otherwise, and liability of the Borrower to the Lender arising under this Agreement including, without limitation, obligations arising under Section 10.1;

"Loan" means the loan to be provided by the Lender to the Borrower in accordance with the provisions of this Agreement;

"Maturity Date" means the 1st day of March, 2004;

"Onion Lake Drilling Program" means the current sixteen (16) well drilling program in the Onion Lake area related to that certain Joint Venture Farmout Agreement dated March 12, 2003 between the Borrower and the Onion Lake First Nation;

"Quest Debenture" means that certain $1,000,000 Secured Convertible Debenture issued by the Borrower to Quest Capital Corp. dated the 18th day of September 2003 and due the 18th day of September, 2005;

"Security" means the Debenture and all documentation to be provided to the Lender in connection therewith;

"Specified Rate" means the per annum rate of interest which is one (1) percentage point above the prime interest rate of the Alberta Treasury Branches, such rate of interest adjusting automatically with each variation in the prime rate of interest of the Alberta Treasury Branches;

"$" and "Dollar" means Canadian Dollars.

1.2 The division of this Agreement into Articles, Sections, Subsections and other portions and the insertion of headings in this Agreement are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa, as the context may require.

ARTICLE 2
THE LOAN

2.1 Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender the principal sum of Six Million ($6,000,000.00) Dollars.

2.2 The Borrower shall use the Loan only for the purpose described in Article 3 of this Agreement.

2.3 The date of Advance shall be the 29th day of October, 2003.

2.4 The obligation of the Lender to make the Advance to the Borrower is subject to and conditional upon the satisfaction of the following conditions precedent:

(a) the Borrower shall have executed and delivered to the Lender this Agreement and the Security;

(b) the Lender shall have received a certified copy of the director's resolution of the Borrower authorizing the execution and delivery of this Agreement and the Security and the performance of the Borrower's obligations hereunder and thereunder;

(c) all of the representations and warranties of the Borrower contained in this Agreement and the Security being true and correct; and

(d) there being no subsisting Event of Default;

ARTICLE 3
THE PURPOSE

3.1 The Loan is to be used by the Borrower exclusively in connection with the Onion Lake Drilling Program.

ARTICLE 4

INTEREST

4.1 The Borrower shall pay interest on the total amount of the Indebtedness outstanding, from time to time, at the Specified Rate calculated daily and compounded monthly. Such interest shall be payable in accordance with the terms of Article 5 hereof and shall continue to accrue until the entire Indebtedness has been repaid and satisfied by the Borrower.

4.2 All overdue interest payments shall bear interest at the Specified Rate from and including their due date or dates to the date of their payment in full, overdue interest to be compounded monthly.

4.3 To the maximum extent permitted by law, interest shall be paid at the Specified Rate, before as well as after default, maturity, and judgment.

ARTICLE 5
REPAYMENT

5.1 The Borrower covenants and agrees to pay to the Lender:

(a) interest on the Indebtedness at the Specified Rate, payable at the Maturity Date, calculated from the Advance, to and including the date referred to in subsection (b) below; and

(b) the entire principal amount of the Loan on the Maturity Date, together with any accrued and unpaid interest and any other Indebtedness.

5.2 Notwithstanding the provisions of Section 5.1 hereof, the Borrower covenants and agrees that the entire amount of the Indebtedness, including without limitation, the entire outstanding principal amount of the Loan and all interest accrued thereon, shall immediately become due and the Lender shall be free, at its option, to pursue all of its right under this Agreement and the Security for the full amount of all such Indebtedness, upon the occurrence of any one of the following events (each of which events being herein referred to as an "Event of Default"):

(a) should any of the representations or warranties contained in this Agreement or the Security be or become untrue or incorrect;

(b) should the Borrower breach any of its covenants or obligations contained in this Agreement or in the Security;

(c) should the Borrower become insolvent or bankrupt or become subject to the provisions of the Bankruptcy and Insolvency Act (Canada) or shall be wound up, dissolved or go into liquidation, or make a general assignment for the benefit of its creditors or should a liquidator, receiver, receiver and manager or trustee in bankruptcy be appointed in respect of the assets, business or undertaking of the Borrower or any substantial part thereof;

(d) Should the Borrower be in default under any term or any provision of the Security; or

(e) should the Lender in good faith believe and have commercially reasonable grounds to believe that the prospect of repayment of the Loan is about to be impaired or that the security interests that the Lender has in the property of the Borrower is, or is about to be placed in jeopardy

5.3 The Borrower shall have the right to prepay the Loan in whole or in part at any time without any notice, bonus or penalty whatsoever.

ARTICLE 6
SECURITY

6.1 As continuing collateral security for all Indebtedness of the Borrower to the Lender from time to time pursuant to this Agreement, including due performance, payment and satisfaction of all its obligations and Indebtedness hereunder, the Borrower shall execute and deliver the Security to the Lender.

ARTICLE 7

BORROWER'S REPRESENTATIONS AND WARRANTIES

7.1 The Borrower represents and warrants to the Lender, upon each of which representations and warranties the Lender specifically relies, as follows:

(a) the Borrower is duly incorporated and organized and it validly exists under the laws of British Columbia, it has been duly and validly registered extra-provincially in Alberta and it has full capacity, power and authority to own all of its properties, assets and undertakings and to carry on its business;

(b) the Borrower has all requisite power, authority and capacity to execute and deliver this Agreement and the Security and to observe and perform its obligations thereunder fully in accordance with their terms;

(c) the execution and delivery of this Agreement and the Security and the observance and performance of the same have been duly authorized by all necessary action on the part of the Borrower;

(d) this Agreement and the Security have been duly executed and delivered by the Borrower;

(e) this Agreement and the Security constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms subject to:

(i) any applicable bankruptcy, insolvency, preference, reorganization and similar laws affecting creditors rights generally and any moratorium laws from time to time in effect;

(ii) the equitable or statutory power of a court having jurisdiction to stay proceedings before it and to stay the execution of judgments; and

(iii) the discretionary nature of the granting of equitable remedies, including the remedies of specific performance and injunction;

(f) the execution, delivery and performance by the Borrower of this Agreement and the Security in each case do not and will not violate any applicable law, rule or regulation or conflict with the constating or regulating documents of the Borrower or any resolution of the directors or shareholders of the Borrower, nor result in the breach by the Borrower of any contract to which the Borrower is a party or by which it is bound including, without limitation, any shareholder agreements concerning the business and affairs of the Borrower;

(g) the execution, delivery and performance of this Agreement and the Security by the Borrower in each case do not require the consent or approval of any person or, if any such consent or approval is required, such consent or approval has been duly and validly obtained by the Borrower; and

(h) with the exception of the grant, assignment, transfer, mortgage and charge created pursuant to the Quest Debenture there is no grant, assignment, transfer, mortgage, charge, hypothec, lien or other encumbrance upon the "mortgaged property" (as defined in the Debenture) or any part thereof ranking or purporting to rank in priority to or pari passu with the mortgage and charge created by the Debenture.

7.2 No investigation by the Lender or its agents nor the results of any such investigation shall in any way affect, diminish, limit or terminate any of the representations or warranties of the Borrower set forth herein.

ARTICLE 8
COVENANTS OF THE BORROWER

8.1 The Borrower covenants and agrees with the Lender that until payment in full of the Indebtedness:

(a) it shall maintain its corporate existence and observe and comply with all applicable laws, statutes, regulations of all federal, provincial, municipal governments, subject only to such unintentional violations which do not materially adversely affect the rights and remedies of the Lender under this Agreement or the Security;

(b) it will not sell, assign, transfer, convey, mortgage, pledge, charge or otherwise dispose of or encumber any of the property of the Borrower which is the subject of the security interests created pursuant to the Security, except as permitted in writing by the Lender and the proposed buy up of facilities interest by Onion Lake Energy Inc.. The parties acknowledge and agree to the priorities and limitations contained in the consent of Quest Capital Corp. dated October 29, 2003 and acknowledged by the Lender.

(c) it shall not commence any legal proceedings or initiate any other action to challenge or interfere with or adversely affect the Lender's rights under or ability to realize upon the Security.

(d) The Loan shall be used by the Borrower only as contemplated in Article 3 of the Agreement.

ARTICLE 9
DEFAULT

9.1 Upon the occurrence of any Event of Default, the Lender may commence such legal action or other proceedings as it, in its sole discretion, deems expedient all without notice, presentation, demand or protest all of which the Borrower hereby expressly waives and the Lender may exercise all or any of its rights and remedies pursuant to the Security in accordance with the terms thereof.

9.2 This Agreement and the Security or any modification, partial or complete discharge, dealing act or omission by or on the part of the Lender or any action commenced or order obtained in relation to all or any of the foregoing shall not operate or be deemed to operate so as to suspend, merge, affect or in any way prejudice any of the rights of the Lender hereunder or under the Security or be deemed to operate as the release or discharge of, or in any way suspend this Agreement or the Security.

9.3 Nothing contained in or arising in relation to this Agreement or the Security shall in any way obligate, bind or require the Lender to enforce all or any of its rights under this Agreement or the Security and the Lender shall not be obligated, bound or required to collect or cause to be collected any amount at any time owing in respect of this Agreement.

ARTICLE 10

FEES AND EXPENSES

10.1 The Borrower covenants and agrees to indemnify and save the Lender harmless from and against, and shall forthwith reimburse the Lender for, any and all losses, reasonable costs, charges and expenses, including without limitation reasonable legal fees and disbursements on a solicitor and his own client basis, which the Lender, directly or indirectly, suffers, incurs, sustains, pays or becomes liable for in relation to the enforcement of this Agreement and any and all related documentation including without limitation, the Security.

10.2 All amounts payable to the Lender pursuant to Section 10.1 shall bear interest at the rate provided for in Article 4 hereof from the date the Lender submits its claim to the Borrower in respect thereof to and including the date upon which the Lender is paid in full.

ARTICLE 11
GENERAL

11.1 The Borrower agrees that it will, from time to time, execute and deliver all such other additional instruments, notices, releases and other documents and shall do all such acts and things as may be reasonably necessary to more fully perform the intended purposes of the terms of this Agreement.

11.2 Notice to be given shall, save as otherwise specifically provided, be in writing addressed to the party for whom it is intended and shall not be deemed received until actual receipt by the other party except if sent by facsimile, in which case it shall be deemed received on the business day next following the date of transmission. The mailing and facsimile addresses of the parties shall be:

(a) As to the Borrower:

Pan-Global Ventures Ltd.

2nd Floor, 1260 Hornby Street

Vancouver, B.C. V6Z 1W2

Attention: Mr. Arn Schoch

Facsimile: (604) 682-0550

(b) As to the Lender:

JED Oil Inc.

2600, 500 – 4th Avenue SW

Calgary, Alberta T2P 2V6

Attention: Mr. Bruce Stewart

Facsimile: (403) 294-1197

or any other mailing or facsimile addresses as the parties from time to time may notify the other.

11.3 This Agreement and all other agreements, security and documents to be delivered in connection with this Agreement shall be governed by and construed in accordance with the applicable laws of the Province of Alberta and of Canada.

11.4 This Agreement shall be binding on and enure to the benefit of the Borrower, the Lender and their respective successors and assigns.

11.5 Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction shall not invalidate or impair the remaining provisions of this Agreement which shall be deemed severable from the prohibited or unenforceable provisions and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

11.6 No amendment, supplement or waiver of any provision of this Agreement or any other agreements provided for or contemplated, nor any consent to any departure by the Borrower, shall in any event be effective unless it shall be in writing and signed by the Lender and then the waiver or consent shall be effective only in the specific instance for the specific purpose for which it has been given.

11.7 It is understood and agreed that the execution, delivery and registration of any security in connection herewith, or in connection with any security interest created hereby, shall in no way merge or extinguish the terms and conditions hereof, which shall survive and continue in full force and effect.

11.8 No waiver or act or omission of the Lender shall extend to or be taken in any manner whatsoever to effect any subsequent Event of Default or breach by the Borrower of any provision of this Agreement or the results or the rights resulting from it.

11.9 Time shall be of the essence of this Agreement.

11.10 This Agreement shall remain in full force and effect until the payment and performance in full of all of the Borrower's Indebtedness and obligations under this Agreement.

11.11 This Agreement constitutes the entire agreement among the parties and cancels and supersedes any prior agreements, undertakings, declarations or representations, written or verbal in respect of it.

11.12 This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original agreement and all of which shall constitute one agreement. All counterparts shall be construed together and shall constitute one and the same agreement. This Agreement, to the extent signed and delivered by means of electronic transmission (including, without limitation, facsimile and internet transmission), shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF the parties have duly executed this Loan Agreement effective the 29th day of October, 2003.

LENDER: JED OIL INC. Thomas J. Jacobsen Chief Operating Officer >Bruce A. Stewart Chief Financial Officer

BORROWER: PAN-GLOBAL VENTURES LTD. Arn Schoch President

SCHEDULE "A"

DEBENTURE

PAN-GLOBAL VENTURES LTD.

2nd Floor

1260 Hornby Street

Vancouver, British Columbia

V6Z 1W2

The above-named corporation (herein called the "Corporation") for value received hereby promises to pay to JED OIL INC. (herein called the "Lender") at 2600, 500 - 4th Avenue SW, Calgary, Alberta, or such other place as the Lender may direct in writing, on such date as the monies hereby secured become payable, all amounts now or hereafter owing by the Corporation to the Lender up to the maximum principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND ($7,500,000.00) DOLLARS in lawful money of Canada and interest at the rate of interest per annum which is one (1) percentage point above the Prime Rate ("Prime Rate" means the floating annual rate of interest established from time to time by Alberta Treasury Branches as the base rate it will use to determine the rates of interest on Canadian dollar loans to customers and designated as Prime Rate by Alberta Treasury Branches).

This Debenture secures payment by the Corporation to the Lender of all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Corporation to the Lender or remaining unpaid by the Corporation to the Lender, whether arising from dealings between the Lender and the Corporation or from any other dealings or proceedings by which the Lender may be or become in any manner whatever a creditor of the Corporation, and wherever incurred, and whether incurred by the Corporation alone or with another or others and whether as principal or surety, including expenses under paragraph 5 hereof and all interest, commissions, legal and other costs, charges and expenses (herein called the "obligations secured").

As security for the payment of the obligations secured, the Corporation, as beneficial owner, hereby mortgages and charges as and by way of a floating charge to and in favour of the Lender, the undertaking, property and assets of the Corporation for the time being, both real and personal, movable and immovable of whatsoever nature and kind now owned or hereafter acquired including its goodwill and uncalled capital, provided that the said mortgage and charge shall not extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Corporation, but should such mortgage and charge become enforceable the Corporation shall thereafter stand possessed of such last day and shall hold it in trust to assign the same to any person acquiring such term or the part thereof mortgaged and charged in the course of any enforcement of the said mortgage and charge or any realization of the subject matter thereof.

All property and assets subject to the said mortgage and charge shall be collectively referred to as the "mortgaged property".

This Debenture is issued subject to and with the benefit of the following Conditions:

1. The Corporation covenants that it shall:

(a) diligently maintain, use and operate the mortgaged property and shall carry on and conduct its business in a proper and efficient manner so as to preserve and protect the mortgaged property and the earnings, incomes, rents, issues and profits thereof;

(b) cause all its property which is of a character usually incurred by businesses operating properties of a similar nature to be properly insured and kept insured with reputable insurers against loss or damage by fire or other hazards of the nature and to the extent that such properties are usually insured by businesses operating properties of a similar nature in the same or similar localities and shall maintain such insurance;

(c) pay all rents, taxes, rates, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the mortgaged property or any part thereof as and when the same shall become due and payable, and shall exhibit to the Lender, when requested, the receipts and vouchers establishing such payment;

(d) duly observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged property and all covenants, terms and conditions upon or under which the mortgaged property is held;

(e) at the request of the Lender, specifically mortgage and charge in favour of the Lender, the right, title and interest of the Corporation in all real and immovable property (including leaseholds) and in all equipment, machinery, vehicles and other tangible personal property which the Corporation shall hereafter acquire, and shall execute all such conveyances, mortgages and transfers as may be reasonably required in connection therewith;

(f) furnish to the Lender such information with respect to any mortgaged property and the insurance thereon as the Lender may from time to time request, and shall give written notice to the Lender of all litigation before any court, administrative board or other tribunal affecting the Corporation or its property;

(g) not, without consent in writing of the Lender, create any mortgage, hypothec, charge, lien or other encumbrance upon the mortgaged property or any part thereof ranking or purporting to rank in priority to or pari passu with the mortgage and charge created by this Debenture.

2. The obligations secured shall immediately become payable and the security hereby constituted shall immediately become enforceable if the Corporation makes default in payment or performance of any of the obligations secured or of any covenant or condition hereunder or under any other agreement to which the Corporation and the Lender are parties.

3. The Lender may by notice to the Corporation waive any default of the Corporation on such terms and conditions as the Lender may determine, but no such waiver shall be taken to affect any subsequent default or the rights resulting therefrom.

4. Whenever the security hereby constituted becomes enforceable and so long as it remains enforceable the Lender may:

(a) immediately take possession of the mortgaged property and, whether or not the Lender has done so, may sell, lease or otherwise dispose thereof either as a whole or in separate parcels at public auction, by public tender or by private sale, either for cash or upon credit and upon such terms and conditions as the Lender may determine; and the Lender may execute and deliver to any purchaser of the mortgaged property or any part thereof good and sufficient deeds and documents for the same, the Lender being irrevocably constituted the attorney of the Corporation for the purpose of making any such sale and executing such deeds and documents;

(b) by instrument in writing appoint any person to be a receiver (which term shall include a receiver and manager) of the mortgaged property or of any part thereof and may remove any receiver so appointed and appoint another in his stead; and any such receiver so appointed shall have power:

(i) to take possession of the mortgaged property or any part thereof;

(ii) to carry on all or any part of the business of the Corporation relating to the mortgaged property;

(iii) to borrow money on the security of the mortgaged property in priority to this Debenture for the purpose of the maintenance, preservation or protection of the mortgaged property or any part thereof or for carrying on all or any part of the business of the Corporation relating to the mortgaged property;

(iv) to sell, lease or otherwise dispose of the whole or any part of the mortgaged property at public auction, by public tender or by private sale, either for cash or upon credit, at such time and upon such terms and conditions as the receiver shall determine;

provided that any such receiver shall be deemed the agent of the Corporation and the Lender shall not be in any way responsible for any misconduct or negligence of any such receiver; and

(c) exercise any of the other rights to which the Lender is entitled as holder of this Debenture, including the right to take proceedings in any court of competent jurisdiction for the appointment of a receiver and manager, for the sale of the mortgaged property or any part thereof or for foreclosure, and the right to take any other action, suit, remedy or proceeding authorized or permitted thereunder or by law or by equity in order to enforce the security constituted by this Debenture.

5. The Corporation shall pay to the Lender upon demand the amount of all expenses incurred in recovering any obligations secured or in enforcing the security hereby constituted, including but not limited to the expenses incurred in connection with the repossession, holding, repairing, processing, preparing for disposition, and disposing of any of the mortgaged property (including reasonable legal and other expenses), with interest thereon from the date of the incurring of such expenses at the rate of 1% per annum above the Prime Rate from time to time in effect.

6. If the Corporation pays to the Lender the obligations secured by this Debenture and otherwise observes and performs the terms and conditions hereof, then the Lender shall at the request and at the expense of the Corporation cancel and discharge the mortgage and charge of this Debenture and execute and deliver to the Corporation such deeds and other instruments as shall be requisite therefor.

7. Any notice or demand required or permitted to be given or made hereunder by the Lender to the Corporation may be served personally on a director, officer or employee of the Corporation or may be given or made by mailing the same by prepaid registered mail addressed to the Corporation at its address as set out above and shall be conclusively deemed to have been received by the Corporation if served personally on the day served and if given or made by mailing by prepaid registered mail on the third business day following the date of such mailing.

8. This Debenture shall not be considered as satisfied or discharged by any intermediate payment of the whole or part of the obligations secured but shall constitute and be a continuing security to the Lender for a current or running account and shall be in addition to and not in substitution for any other security now or hereafter held by the Lender. The remedies of the Lender under this Debenture may be exercised from time to time separately or in combination and are in addition to and not in substitution for any other rights of the Lender however created.

9. The obligations hereby secured shall be paid and this Debenture shall be transferable without regard to any set-off, counter-claim or equities between the Corporation and the Lender.

10. This Debenture shall be governed in all respects by the laws of the Province of Alberta and the laws of Canada having application in the Province of Alberta.

11. "Loan Agreement" as used herein means that certain loan agreement between the Corporation and the Lender dated October 29, 2003.

12. The Corporation, by executing this Debenture, hereby acknowledges that:

(a) value has been given;

(b) the Corporation has rights in the mortgaged property (other than after acquired mortgaged property);

(c) there is no agreement to postpone the attachment of the security interest hereby created; and

(d) the Corporation has received a duplicate original of this Debenture.

13. In the event any provisions of this Debenture conflicts with any provisions of the Loan Agreement, as such may be amended from time to time, the provisions of the Loan Agreement shall govern and prevail to the extent necessary to remove the conflict.

14. The Land Contracts (Actions) Act of the Province of Saskatchewan shall have no application to any action, as defined in the said the Land Contracts (Actions) Act with respect to this Debenture or any indenture, instrument or agreement ancillary or supplemental hereto and the Limitation of Civil Rights Act shall have no application to this Debenture (or any indenture, instrument or agreement ancillary or supplemental hereto). The Corporation agrees that the provisions of the Land Contracts (Actions) Act and the Limitation of Civil Rights Act are hereby waived.

15. This Debenture may be executed in multiple counterparts, each of which shall be deemed to be an original debenture and all of which shall constitute one agreement. All counterparts shall be construed together and shall constitute one and the same Debenture. This Debenture, to the extent signed and delivered by means of electronic transmission (including without limitation, facsimile and internet transmissions), shall be treated in all manner and respects as an original debenture and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF the Corporation has duly executed this Debenture effective the 29th day of October, 2003.

PAN-GLOBAL VENTURES LTD.
Arn Schoch President